EXHIBIT 99(h)(5)(C)


                                   SCHEDULE A
                  To the Transfer Agency and Service Agreement
                             Dated: December 7, 2007



Tamarack Large Cap Growth Fund
Tamarack Mid Cap Growth Fund
Tamarack SMID Cap Growth Fund
Tamarack Enterprise Fund
Tamarack Small Cap Core Fund
Tamarack Microcap Value Fund
Tamarack Value Fund
Tamarack Prime Money Market Fund
[RBC] Tamarack Prime Money Market Fund
Tamarack U.S. Government Income Fund
[RBC] Tamarack U.S. Government Income Fund
Tamarack Tax-Free Money Market Fund
[RBC] Tamarack Tax-Free Money Market Fund
Tamarack Institutional Prime Money Market Fund
Tamarack Institutional Tax-Free Money Market Fund
Tamarack Quality Fixed Income Fund
Tamarack Tax-Free Income Fund
Tamarack Treasury Plus Money Market Fund











TAMARACK FUNDS TRUST                       BOSTON FINANCIAL DATA SERVICES, INC.

By: ____________________________           By: ____________________________
Name: __________________________           Name: __________________________
Title: _________________________           Title: _________________________